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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this Amendment No. 1 to the registration statement on Form S-1 of our report dated September 11, 1997, on our audit of the balance sheet of Mewbourne Development Corporation, and our report dated January 30, 1998, on our audit of the balance sheet of Mewbourne Energy Partners 98-A, L.P. We also consent to the reference to our firm under the caption "Experts."





Coopers & Lybrand L.L.P.
Dallas, Texas

May 8, 1998